SUBSCRIPTION AGREEMENT

TO:

I hereby agree to become a shareholder of Mokita, Inc., a Nevada corporation (the “Company”), and to purchase the number of Shares of the Company (the “Shares”), as set forth above my signature hereto at a purchase price of $.01 per Share.

Simultaneously with the execution and delivery hereof, I am transmitting a certified or bank check, money order or bank wire to the order of Mokita, Inc., representing the payment for my agreed subscription.  It is understood that the aforesaid funds, upon acceptance of this subscription, will be deposited into a corporate bank account and will be held there until the certificate bearing the Shares purchased are delivered to me.  It is understood that this Subscription Agreement is not binding on the Company unless and until it is accepted by it, as evidenced by the execution indicated below.  I further understand that in the event this Subscription Agreement is not accepted as herein above set forth, then the funds transmitted herewith shall be returned and thereupon this Subscription Agreement shall be null and void.

This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada.

I make the following representations and warranties:

1.

I am a resident of the State/Country of _________________________________.

(Print name of state/country)
 ________

(Initials)

2.

I UNDERSTAND THAT THE OPERATIONS IN WHICH THE COMPANY WILL BE INVOLVED ENTAIL MATERIAL AMOUNTS OF RISK AND THAT THERE IS NO ASSURANCE THAT SUCH OPERATIONS WILL BE SUCCESSFUL.

________

(Initials)

3.

I have sufficient assets to easily pay my subscription to the Company, and my subscription to the Company is not unreasonably large when compared with my total financial capability.                                  _________
                                                                (Initials)

4.

Unless indicated otherwise in the space below, all information that I have

Mokita, Inc. Subscription Agreement - 1

provided to the Company or its agents or representatives is complete, accurate and correct as of the date of my signature on the last page of this Subscription Agreement.  Such information includes, but is not limited to, information concerning my personal affairs, my net worth and financial position, my business position and the knowledge and experience of myself and my advisor(s) (if any).

________

(Initials)

5.

I have been provided with a copy of the Prospectus filed with the Securities Exchange Commission and have review the same.  I have also been provided all materials and information requested by either me, my counsel, or others representing me, including any information requested to verify information furnished, and there has been direct communication between you and your representatives on the one hand, and me and my representatives and advisor(s) (if any) on the other in connection with the information supplied to me and otherwise requested and the terms of the transaction described therein.  There has been made available to both myself and my advisors the opportunity to ask questions of, and receive answers from the Company and its directors, officers, employees and representatives concerning the terms and conditions of this offering and to obtain any additional information desired necessary to verify the accuracy of the information provided.

________

(Initials)

6.

I am aware that the Shares subscribed for hereunder have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended  However, I also understand that no market may develop for the resale of my Shares, and that while the Company may apply for listing on the Over-the-Counter Bulletin Board or similar listing service, there is no guarantee that any such application will be accepted.  If the Company shares are not listed on any such service, the ability to sell or otherwise dispose of my shares may be diminished or restricted.

________

(Initials)

7.

I hereby subscribe for _______________ Shares ($0.001 per Share par value) and herewith submit a check in the amount of my subscription, payable to Mokita, Inc.

________

(Initials)

IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement this _____ day of ____________________, 2010.

______________________________________   ______________________________________

Name (Please Print)

Name (If Purchase is in 2 names)

Mokita, Inc. Subscription Agreement - 2

______________________________________   ______________________________________

Signature

Signature

______________________________________   ______________________________________

Social Security or Employer

Social Security or Employer

Identification Number

Identification Number

(Note: Subscribers must supply their principal residence address.  Subscriptions cannot be accepted if this is not filled in.)

Principal Residence Address of Purchaser

Mailing Address (if different from principal residence)

______________________________________   ______________________________________

Street Address

Mailing Address

______________________________________   ______________________________________

City & State

Zip Code

City & State

Zip Code

This Subscription for _________ Shares is hereby accepted this ____ day of _____________, 2010.

MOKITA, INC.

By:  _________________________________

Its:  _________________________________

Mokita, Inc. Subscription Agreement - 3